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[Logo of American       PURCHASER SUITABILITY FORM              EXHIBIT 99.B10
National appears here]  & ARBITRATION AGREEMENT

                          This form must accompany all applications for American
                        National Variable Universal Life and Variable Annuity products.
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1. NEW PURCHASER INFORMATION
   Name_________________________________________ Date_____________________

   Address________________________________________________________________

   Social Security or Tax I.D. Number_____________________________________

If Purchaser is a corporation, partnership or other legal entity, names of any persons authorized to transact business on behalf of entity:
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2. PURCHASER'S OCCUPATION
   Name and Address of Employer___________________________________________

   Business Phone_________________________________________________________

3. IS THE PURCHASER EMPLOYED BY OR ASSOCIATED WITH A MEMBER OF THE NASD OR NYSE?
   [ ] Yes [ ] No    If yes, provide the name, address and phone number
                     of the firm:________________________________________

                     ____________________________________________________

4. TAX STATUS
   [ ] Single  [ ] Head of Household   [ ] Married filing separate returns
   [ ] Married filing joint return or qualifying widow(er) with dependent child
   [ ] Corporation  [ ] Other_____________________________________________

5. MARITAL STATUS
   [ ] Married  [ ] Single   [ ] Widowed

6. DEPENDENTS
   [ ] Spouse  [ ] Children: Ages____________     [ ] Other_______________

INVESTOR SUITABILITY INFORMATION (the information requested applies to the Applicant/Policy Owner if different from the Proposed Insured)
To be completed by Purchaser or Registered Representative.

NASD rules require Registered Representatives to have reasonable grounds for believing the recommended purchase is suitable for the customer. Therefore, representatives are required to make inquiries concerning the financial condition of a proposed purchaser of any of American National's Variable products. You are urged to supply such information so that the representative can make an informed judgment as to the suitability of your investment selection(s). However, you are not required to divulge such information. If you choose not to do so, you must sign at the section provided below indicating refusal and acknowledging that the representative did request the suitability information.

1. SOURCES OF FUNDS FOR INVESTMENT
  A. [ ] Current Earnings         C. [ ] Gift or Inheritance       E. [ ] Insurance Benefit
  B. [ ] Savings                  D. [ ] Sale of Assets            F. [ ] Maturity Proceeds      G. [ ] ______________________
2. PRIMARY PURPOSE OF INVESTMENT
  A. [ ] Education                C. [ ] Savings                   E. [ ] Retirement             G. [ ] Estate Planning
  B. [ ] Tax Shelter              D. [ ] Business Purposes         F. [ ] Current Income         H. [ ] ______________________
3. INVESTMENT PROFILE
(a)  What is your current investment preference?
  [ ] Aggressive Growth              [ ] Growth                       [ ] Growth & Current Income
  [ ] Current Income                 [ ] Maximum safety, even if modest return
(b)  What is your risk comfort level?
  [ ] High                           [ ] High/Moderate                [ ] Moderate      [ ] Moderate/Limited      [ ] Low
(c)  What is your financial goal time horizon?
  [ ] 1-5 years                      [ ] 5-10 years                   [ ] 10 years and beyond
(d)  What is your age range?
  [ ] 21-40                          [ ] 41-59                        [ ] 60 +
(e)  What is your tax bracket?
  [ ] 15%                            [ ] 28%                          [ ] 28% +
(f)  What is your estimated annual family income?
  [ ] less than $15,000              [ ] $15,000-$30,000              [ ] $30,000-$50,000
  [ ] $50,000-$100,000               [ ] Over $100,000
(g)  What is your estimated net worth (exclude home, furnishings and automobiles)?
  [ ] less than $25,000              [ ] $25,000 - $50,000            [ ] $50,000 - $100,000          [ ] Over $100,000
(h)  Are you responsible for the financial welfare of anyone other than your immediate family (i.e. alimony, child or parental
     support,etc.)?                 [ ] Yes  [ ] No
(i) Do you own other securities?    [ ] Yes  [ ] No
    Types:  [ ] Stocks  [ ] Bonds  [ ] Mutual Funds  [ ] Variable Products  [ ] Other
    I (we) furnished the above suitability information and it has been accurately recorded.

_________________________________________________________________      __________________________________________________________
                         Purchaser Signature                                                Joint Owner Signature

                           continued on reverse side

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             STATEMENT OF REFUSAL TO PROVIDE FINANCIAL INFORMATION

I (we) fully understand that the Registered Representative, acting on behalf of American National Insurance Company and Securities Management & Research, Inc., has requested the above suitability information to determine whether my (our) purchase of American National's Variable products is an appropriate investment considering my (our) financial situation. I (we) refuse to provide the requested information and by my (our) signature(s) below agree not to seek rescission of the applicable variable product issued or damages based on its unsuitability.


_____________________________________       __________________________________
           Purchaser Signature                    Joint Owner Signature

REGISTERED REPRESENTATIVE NOTICE - Should the Purchaser sign the above Statement of Refusal to Provide Financial Information, it is still an NASD requirement that you have reasonable grounds to recommend the purchase of this investment as suitable. Therefore, you must complete the suitability information to the best of your knowledge and certify that you have done so when signing the Registered Representative's Statement below.

                       PURCHASER AGREEMENT TO ARBITRATION
             (THIS SECTION IS NOT APPLICABLE TO MISSOURI RESIDENTS)

The following conditions are agreed to by all parties to this agreement.

1. Arbitration is final and binding on the parties.
2. The parties are waiving their right to seek remedies in court, including the right to a jury trial.
3. Pre-arbitration discovery is generally more limited and different from court proceedings.
4. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.
5. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

By signature below, I (we) understand that I (we) have the right to any dispute between us arising under the federal securities laws to be resolved through litigation in the courts. In lieu of using the courts, I (we) may agree, after any such dispute has arisen, to settle it by arbitration before an appropriate group of arbitrators. However, I (we) understand that any other dispute between us arising out of any transaction or this agreement shall be settled by arbitration before the National Association of Securities Dealer, Inc., which must be commenced by a written notice of intent to arbitrate. Judgment upon any award may be entered in any appropriate court.

I (we) further understand that we may not bring a punitive or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against anyone who has initiated in court a punitive class action; or who is a member of a punitive class action until (1) the class action certification is denied; or (2) the class is decertified; or (3) I (we) are excluded from the class action by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any right under this agreement except to the extent stated herein.


_____________________________________       __________________________________
           Purchaser Signature                    Joint Owner Signature

REGISTERED REPRESENTATIVE STATEMENT & SIGNATURE

Check appropriate boxes.

     [ ] Application attached.
     [ ] Signed Arbitration Agreement
     [ ] Suitability Information was provided by the Purchaser(s) and the Purchaser(s) signed acknowledgment that information was accurately recorded.
         or,
     [ ] Refusal to Provide Financial Information Statement signed by
         Purchaser(s). I provided the suitability information to the best of my knowledge and have reasonable grounds to recommend the purchase of this investment as suitable for the Investor.

___________________________________     _______________________________________
Registered Representative Signature     Registered Representative Personal Code

___________________________________     _______________________________________
Registered Representative Name (print)  Date         Branch Office #      PSO#

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Home Office Approval:_____________________________________________________

Date Received:____________________________________________________________